                                   EXHIBIT 11
                                  (Page 1 of 2)

                     CALCULATION OF BASIC EARNINGS PER SHARE

                                                                             Year Ended June 30
                                                          -------------------------------------------------------
                                                                1998                   1999                  2000
                                                                ----                   ----                  ----
Net earnings                                             $22,610,000            $22,733,000            $9,788,000
                                                          ==========             ==========             =========

Weighted average number of common shares
outstanding                                               22,376,000             22,524,000            22,583,000
                                                          ==========             ==========            ==========

Basic earnings per share                                       $1.01                  $1.01                  $.43
                                                              ======                  =====                  ====

                                   EXHIBIT 11
                                  (Page 2 of 2)

                    CALCULATION OF DILUTED EARNINGS PER SHARE

                                                                             Year Ended June 30
                                                        ---------------------------------------------------------
                                                              1998                   1999                    2000
                                                              ----                   ----                    ----
Net earnings                                           $22,610,000            $22,733,000              $9,788,000
                                                        ==========             ==========               =========

Weighted average number of
common shares outstanding                               22,376,000             22,524,000              22,583,000

Dilutive effect of stock
   options outstanding after
   application of treasury
   stock method                                            453,000                208,000                  41,000
                                                           -------                -------                  ------


Adjusted Weighted Average Shares                        22,829,000             22,732,000              22,624,000
                                                        ==========             ==========              ==========

Diluted earnings per share                                    $.99                  $1.00                    $.43
                                                              ====                  =====                    ====


                                      24